Exhibit 99.1

WILLIAM C. SONNEBORN APPOINTED CHIEF EXECUTIVE OFFICER OF KKR FINANCIAL HOLDINGS LLC

Investor Call Scheduled for 8 a.m. EST, Tuesday, Dec.16

San Francisco, CA - December 15, 2008 – KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”)  today announced that its Board of Directors has appointed William C. Sonneborn as the Company’s new Chief Executive Officer (“CEO”) and a member of the Board of Directors, effective immediately. Mr. Sonneborn will succeed Saturnino S. Fanlo, who resigned from his positions as CEO and a member of the Board of Directors.  The Board of Directors also announced the resignation of David A. Netjes from his position as the Company’s Chief Operating Officer (“COO”);  Michael McFerran will assume the role of interim COO, effective immediately.

“Bill’s broad experience in the asset management business speaks volumes about his ability to lead KFN through today’s turbulent markets.  He is the right person to lead the business and rebuild shareholder value,” Chairman of the Board of Directors Paul Hazen said.

Prior to joining KKR, Mr. Sonneborn was President and Chief Operating Officer of The TCW Group, Inc., a leading investment management firm with over $130 billion in assets. Prior to joining TCW, he spent six years at Goldman, Sachs & Co. in both New York and Hong Kong.

Sonneborn also currently serves as a director and member of the Executive Committee of the Los Angeles Council of the Boy Scouts of America and as a trustee of the St. John’s Health Center Foundation.

Information for Investors: Conference Call

KKR Financial Holdings LLC will host a conference call to discuss the management changes on Tuesday, December 16, 2008 at 8:00 a.m. Eastern Time.

The conference call may be accessed by dialing (888) 778-8913 (Domestic) or (913) 981-5525 (International); a pass code is not required. A telephonic replay of the call will be available through December 23, 2008 by dialing (888) 203-1112 (Domestic) and (719) 457-0820 (International) / pass code 8054265.

KKR Financial Holdings LLC is a publicly traded specialty finance company that invests in multiple asset classes. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. (Fixed Income) LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

CONTACT:

Investors	Media
Laurie L. Poggi	Peter Mckillop
KKR Fixed Income	Kristi Huller
(415) 315-3718	media@kkr.com
(212) 750-8300